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                                                                      Exhibit 22

                         SUBSIDIARIES OF THE REGISTRANT


Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

       Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
       Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)
       The Hardware Store of Utica Square, Inc. (Incorporated in Oklahoma)
       The Space Center, Inc. (Incorporated in Oklahoma)
       H&P DISC, Inc. (Incorporated in Oklahoma)
       Helmerich & Payne Coal Co. (Incorporated in Oklahoma)
       Helmerich & Payne Energy Services, Inc. (Incorporated in Oklahoma) Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

       Subsidiaries of Helmerich & Payne International Drilling Co.

              Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman
                     Islands, British West Indies)
              Helmerich & Payne (Colombia) Drilling Co. (Incorporated in
                     Oklahoma)
              Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman
                     Islands, British West Indies)
              Helmerich & Payne (Guatemala) Drilling Co. (Incorporated in
                     Oklahoma)
              Helmerich & Payne (Peru) Drilling Co. (Incorporated in Oklahoma) Helmerich & Payne (Australia) Drilling Co. (Incorporated in
                     Oklahoma)
              Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma) Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela) Helmerich & Payne, C.A. (Incorporated in Venezuela)
              Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
              H&P Finco (Incorporated in Cayman Islands, British West Indies) H&P Invest Ltd. (Incorporated in Cayman Islands), British West
                     Indies, doing business as H&P (Yemen) Drilling Co.

              Subsidiary of H&P Invest Ltd.

                     Turrum Pty. Ltd. (Incorporated in Papua, New Guinea)